 Form 3 Filer Information

Name:                                                   Blue Ridge Private Equity Fund, LLC
Address:                                                660 Madison Avenue, 20th FloorNew York, NY 10021
Designated Filer:                                    Blue Ridge Limited Partnership
Issuer and Ticker Symbol:                      Netgear, Inc. (NTGR)
Date of Event Requiring Statement:         7/30/03
Signature:                                                /s/ Richard BelloChief Financial Officer

Name:                                                    JAG Holdings, LLC
Address:                                                 660 Madison Avenue, 20th FloorNew York, NY 10021
Designated Filer:                                     Blue Ridge Limited Partnership
Issuer and Ticker Symbol:                        Netgear, Inc. (NTGR)
Date of Event Requiring Statement:          7/30/03
Signature:                                                /s/ Richard BelloChief Financial Officer

Name:                                                    John A. Griffin
Address:                                                660 Madison Avenue, 20th FloorNew York, NY 10021
Designated Filer:                                    Blue Ridge Limited Partnership
Issuer and Ticker Symbol:                      Netgear, Inc. (NTGR)
Date of Event Requiring Statement:         7/30/03
Signature:                                                /s/ John A. Griffin